                                  EXHIBIT 2.1

                                      TO

                                   FORM 8-K

                                     FOR

                                AMX CORPORATION

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- - ------------------------------------------------------------------------------







                AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                   among

                               AMX CORPORATION,

                         AMX ACQUISITION CORPORATION,

                           SPS INTERNATIONAL, INC.,

                              JOHN P. SUNDQUIST,

                             SANDRA P. SUNDQUIST,

                             DONALD J.  HEISKELL,

                              JANICE T. HEISKELL,

                               BRUCE R. MUNROE,

                               DAVID A. DANIELS,

                                     and

                              THOMAS J. GLEASON



                                 May 16, 1996





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- - ------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE  1
     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.2  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.3  Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . 2
          1.4  Articles of Incorporation: Bylaws . . . . . . . . . . . . . . . 2
          1.5  Directors and Officers. . . . . . . . . . . . . . . . . . . . . 2
          1.6  Shares to be issued; Effect on Capital Stock. . . . . . . . . . 2
          1.7  Dissenters' Shares. . . . . . . . . . . . . . . . . . . . . . . 4
          1.8  Surrender of Certificates . . . . . . . . . . . . . . . . . . . 4
          1.9  No Further Ownership Rights in Company Common Stock . . . . . . 5
          1.10 Tax Consequences Treatment. . . . . . . . . . . . . . . . . . . 5
          1.11 Taking of Necessary Action: Further Action. . . . . . . . . . . 5

ARTICLE  2
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS. . . . 6
          2.1  Organization of the Company . . . . . . . . . . . . . . . . . . 6
          2.2  Company Capital Structure . . . . . . . . . . . . . . . . . . . 6
          2.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.4  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.5  Company Financial Statements. . . . . . . . . . . . . . . . . . 7
          2.6  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . 8
          2.7  No Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          2.8  Tax and Other Returns and Reports . . . . . . . . . . . . . . . 9
          2.9  Restrictions on Business Activities . . . . . . . . . . . . . .10
          2.10 Title of Properties: Absence of Liens and
               Encumbrances Condition of Equipment . . . . . . . . . . . . . .10
          2.11 Intellectual Property . . . . . . . . . . . . . . . . . . . . .11
          2.12 Agreements, Contracts and Commitments . . . . . . . . . . . . .13
          2.13 Interested Party Transactions . . . . . . . . . . . . . . . . .15
          2.14 Governmental Authorization. . . . . . . . . . . . . . . . . . .15
          2.15 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .15
          2.16 Accounts Receivable . . . . . . . . . . . . . . . . . . . . . .15
          2.17 Minute Book . . . . . . . . . . . . . . . . . . . . . . . . . .16
          2.18 Environmental and OSHA. . . . . . . . . . . . . . . . . . . . .16
          2.19 Brokers' and Finders' Fees. . . . . . . . . . . . . . . . . . .17
          2.20 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . .17
          2.21 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .17
          2.22 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . .18
          2.23 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .18
          2.24 Product Warranty. . . . . . . . . . . . . . . . . . . . . . . .19
          2.25 FIRPTA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

          2.26 Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . .19
          2.27 Product Liability . . . . . . . . . . . . . . . . . . . . . . .21
          2.28 Representations Complete. . . . . . . . . . . . . . . . . . . .21
          2.29 Investment Representations. . . . . . . . . . . . . . . . . . .21

ARTICLE  3
     REPRESENTATIONS AND WARRANTIES
     OF PARENT AND MERGER SUB. . . . . . . . . . . . . . . . . . . . . . . . .23
          3.1  Organization, Standing and Power. . . . . . . . . . . . . . . .24
          3.2  Capital Structure . . . . . . . . . . . . . . . . . . . . . . .24
          3.3  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .24
          3.4  SEC Documents; Parent Financial Statements. . . . . . . . . . .25
          3.5  Brokers and Finders' Fees . . . . . . . . . . . . . . . . . . .25
          3.6  Ownership of Company Common Stock . . . . . . . . . . . . . . .25
          3.7  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .25
          3.8  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .26
          3.9  Representations Complete. . . . . . . . . . . . . . . . . . . .26

ARTICLE  4
     CONDUCT PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . . . . . . . . .26
          4.1  Conduct of Business of the Company. . . . . . . . . . . . . . .26
          4.2  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE  5
     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .29
          5.1  Registration Statement. . . . . . . . . . . . . . . . . . . . .29
          5.2  Shareholder Consent . . . . . . . . . . . . . . . . . . . . . .29
          5.3  Access to Information . . . . . . . . . . . . . . . . . . . . .29
          5.4  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .30
          5.5  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          5.6  Public Disclosure . . . . . . . . . . . . . . . . . . . . . . .30
          5.7  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          5.8  Compliance With Rule 144 and the Securities Act . . . . . . . .31
          5.9  Legal Requirements. . . . . . . . . . . . . . . . . . . . . . .31
          5.10 Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . . . .31
          5.11 Best Efforts, Additional Documents and Further Assurances . . .32
          5.12 Covenants Not to Compete. . . . . . . . . . . . . . . . . . . .32
          5.13 Sundquist Severance Agreement . . . . . . . . . . . . . . . . .33
          5.14 Nasdaq Listing. . . . . . . . . . . . . . . . . . . . . . . . .33
          5.15 Shareholder Personal Guarantees; Shareholder Notes. . . . . . .33

ARTICLE  6
     CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . .34
          6.1  Conditions to Obligations of the Company and the Shareholders .34
          6.2  Conditions to the Obligations of Parent and Merger Sub. . . . .35

ARTICLE  7
     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; HOLDBACK. . . . . . . . . . .38
          7.1  Survival of Representations and Warranties: Indemnification . .38
          7.2  Holdback for Claims . . . . . . . . . . . . . . . . . . . . . .39
          7.3  Additional Provisions Relating to Indemnification . . . . . . .43
          7.4  No Claims by Shareholder Against the Company. . . . . . . . . .43

ARTICLE  8
     TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . .43
          8.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . .43
          8.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . .44
          8.3  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .44
          8.4  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . .45

ARTICLE  9
     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
          9.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
          9.2  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . .46
          9.3  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .46
          9.4  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .46
          9.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .46
          9.6  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . .47
          9.7  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . .47
          9.8  Rules of Construction . . . . . . . . . . . . . . . . . . . . .47
          9.9  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .47

                              LIST OF EXHIBITS

Exhibit 1.4(a)    Form of Articles of Merger
Exhibit 1.7(e)    Certain Provisions of Colorado Business Corporation Act
Exhibit 5.1       Form of Registration Rights Agreement
Exhibit 5.13      Form of Sundquist Severance Agreement
Exhibit 6.1(f)    Form of Opinion of Counsel for Parent
Exhibit 6.2(g)    Form of Modification to Del Mar License Agreement
Exhibit 6.2(i)    Form of Opinion of Counsel for Company and Shareholders
Exhibit 6.2(l)    Form of Confidentiality and Assignment of Inventions Agreement
Exhibit 6.2(o)    Form of Consent and Cancellation
Exhibit 6.2(p)    Form of Employee Release


                              LIST OF SCHEDULES

Schedule 2.5(a)   Financial Statements
Schedule 2.7      Changes Since Date of Company Balance Sheet
Schedule 2.8      Taxes
Schedule 2.10(a)  Leased Real Property
Schedule 2.10(b)  Liens
Schedule 2.10(c)  Equipment
Schedule 2.11(a)  Intellectual Property
Schedule 2.12     Agreements
Schedule 2.14     Governmental Authorizations
Schedule 2.15     Litigation
Schedule 2.20     Employees
Schedule 2.21     Insurance
Schedule 2.24     Product Warranties
Schedule 2.26     Employee Benefit Plans
Schedule 4.1      Interim Conduct of Business

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     This AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 16, 1996, among AMX Corporation, a Texas corporation ("Parent"), AMX Acquisition Corporation, a Colorado corporation and a wholly owned subsidiary of Parent ("Merger Sub"), SPS International, Inc., a Colorado corporation doing business as AudioEase (the "Company"), and John P. Sundquist and Sandra P. Sundquist (collectively, "Sundquist"), Donald
J. Heiskell and Janice T. Heiskell (collectively, "Heiskell"), Bruce R. Munroe ("Munroe"), David A. Daniels ("Daniels"), and Thomas J. Gleason ("Gleason"), who constitute all of the shareholders of the Company (collectively, the "Shareholders").

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving such Merger, and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock (as hereinafter defined) shall be converted into shares of Parent Common Stock (as hereinafter defined) at the conversion rate determined herein.

     C. The Company, Parent, Merger Sub and certain Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE 1
                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable laws of the State of Colorado, the Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of Colorado in such form as required by, and executed in accordance with the relevant provisions of, the laws of the State of Colorado (the time at which such filing has been made in Colorado shall be referred to herein as the "Effective Time"). The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. at such time and place as the Parent and the Company shall determine, on the date of the Effective Time (the "Closing Date").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the laws of the State of Colorado. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the estate, property, rights, privileges, powers and franchises of the Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and obligations of the Merger Sub and the Company shall become the debts, liabilities and obligations of the Surviving Corporation.

     1.4  ARTICLES OF INCORPORATION: BYLAWS.

          (a) The Articles of Merger shall be in substantially the form attached hereto as Exhibit 1.4(a), and shall provide that at the Effective
Time the Articles of Incorporation of the Surviving Corporation shall be amended as therein provided (including without limitation to change the name of the Surviving Corporation to AudioEase, Inc.), and may thereafter be amended as provided by law and such Articles of Incorporation.

          (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation shall be Dave Hill, Joe Hardt, Scott Miller, Donald J. Heiskell, and David A. Daniels, each to hold such position in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Surviving Corporation shall be Dave Hill, President and Secretary, and Derak Bobo, Treasurer, in each case until their respective successors are duly elected or appointed and qualified.

     1.6 SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK. Pursuant to the Articles of Merger, all issued and outstanding shares of the common stock, par value $0.10 per share, of the Company (the "Company Common Stock") shall be converted into that aggregate number of shares of the common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") (such number of shares being referred to herein as the "Merger Consideration") that is equal to (a) $1,500,000, divided by (b) the Ten-Day Average Price. For purposes of this Agreement, the "Ten-Day Average Price" shall mean the average closing price of a share of Parent Common Stock for the ten trading day period ending on (and including) May 10, 1996, as reported on the Nasdaq National Market. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the following securities:

          (a)  CONVERSION OF COMPANY COMMON STOCK.  Except as provided in
Section 1.6(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenters' Shares (as defined and to the extent provided in Section 1.7(a)) will be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Conversion Ratio (as defined below). Upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8, Parent will instruct its transfer agent to issue to the surrendering Shareholder certificates evidencing Parent Common Stock.

          (b) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Common Stock held in treasury by the Company or owned by Merger Sub, Parent, or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) CAPITAL STOCK OF MERGER SUB. Each share of the common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) ADJUSTMENTS TO CONVERSION RATIO. The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent promptly after the Effective Time an amount of cash equal to the per share market value of Parent Common Stock (based on the Ten-Day Average Price) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

          (f) CONVERSION RATIO. The "Conversion Ratio" shall mean the quotient (which shall be rounded off at the nearest one hundred thousandth) obtained by dividing (i) the Merger Consideration by (ii) the number of shares of Company Common Stock issued and outstanding at the Closing.

     1.7  DISSENTERS' SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenters' Shares") of capital stock of the Company with respect to which the holder thereof ("Dissenter") ultimately receives payment pursuant to Articles 7-113-201 through 209 of the Colorado Business Corporation Act ("CBCA"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the CBCA.

          (b) Notwithstanding the provisions of Section 1.7(a), if after the Effective Time a Dissenter loses the right to receive payment pursuant to the CBCA, then upon the occurrence of such event, such Dissenters' Shares shall automatically be converted into and represent only the right to receive Parent Common Stock upon surrender of the certificate representing such shares without prejudice to any corporate proceedings which may have been taken during the interim period between the Effective Time and the occurrence of such event, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders during such interim period.

          (c) With respect to any Dissenters' Shares, the Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of capital stock of the Company, withdrawals of such demands, and any other instruments served on the Company pursuant to the CBCA and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the CBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

          (d) All Dissenters' Shares acquired by the Company shall be canceled after payment therefor has been made in accordance with the CBCA.

          (e) Notice is hereby given to each Shareholder that consummation of the Merger and the transactions contemplated thereby will create dissenter's rights under Section 7-113-102 of the CBCA, and each Shareholder hereby (i) acknowledges that such notice is sufficient for purposes of Sections 7-113-201 and 7-113-203 of the CBCA (and to the extent such notice does not technically comply with the express requirements of those sections of the CBCA, such discrepancies are hereby waived in all respects by each of the Shareholders), and (ii) consents and agrees that he will not exercise any of his dissenter's rights under the CBCA that arise by virtue of the Merger and the transactions contemplated thereby. Attached hereto as Exhibit 1.7(e) is a copy of Article 7-113 of the CBCA, and each Shareholder acknowledges that he has received a copy of the same.

     1.8 SURRENDER OF CERTIFICATES. At the Closing, each Shareholder will deliver to Parent stock certificates representing all outstanding shares of Company Common Stock and Parent will immediately instruct its transfer agent to issue and deliver to each such Shareholder, within two business days following the Closing, certificates representing the number of shares of Parent

Common Stock as is determined by (i) multiplying the shares of Company Common Stock delivered by each such Shareholder by the Conversion Ratio and (ii) in the case of shares to be issued to Sundquist, subtracting the number of shares of Parent Common Stock to be retained by Parent in accordance with
Section 7.2.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the conversion of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and except as may be required by law, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Except as otherwise provided in Section 1.7, if after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
Article 1.

     1.10 TAX CONSEQUENCES TREATMENT. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The Company, Parent, Merger Sub and the Shareholders each agree that they will not take or omit to take any action at any time within five years after the date hereof which act or omission would cause the Merger not to qualify as a reorganization within the meaning of
Section 368 of the Code, including without limitation:

          (a) any sale, exchange, distribution, transfer or other disposition of the assets of the Company that would cause the Merger to fail to satisfy the "continuity of business enterprise" requirement of Section 1.368(d) of the Income Tax Regulations or the "substantially all the properties" requirement of Section 368(a)(2)(E) of the Code;

          (b)  any reacquisition of shares of Company Common Stock; and

          (c) any issuance of additional shares of Company Common Stock that would result in Parent failing to obtain or losing control of the Company within the meaning of Section 368(c) of the Code.

     1.11 TAKING OF NECESSARY ACTION: FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

     Except as set forth below in Section 2.29, the Company and Sundquist, each jointly and severally (and Heiskell, but solely with respect to the representations and warranties made in Section 2.11), represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date as set forth below, subject only to the exceptions specifically disclosed in the schedules supplied and certified by the Company to Parent (the "Company Schedules").

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the corporate power to own its property and to carry on its business as now being conducted and as proposed by the Company to be conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations (a "Material Adverse Effect") of the Company. The Company has delivered a true, complete and correct copy of its Articles of Incorporation and Bylaws (or similar governing instruments), each as amended to date, to counsel for Parent.

     2.2  COMPANY CAPITAL STRUCTURE.

     The authorized capital stock of the Company consists of 10,000 shares of Common Stock, par value $0.10 per share. There are 1,384 shares of Company Common Stock issued and outstanding, which are held beneficially and of record by the Shareholders as follows: (i) Sundquist, 900 shares; (ii) Heiskell, 138 shares; (iii) Munroe, 138 shares; (iv) Daniels, 104 shares; and
(v) Gleason, 104 shares. All outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or is bound. As of the date hereof there are, and as of the Closing Date there will be, no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except for an option held by Heiskell on the date hereof to acquire 110 shares of Company Common Stock, which option shall be cancelled on or prior to the Closing Date. The Shareholders are the record and beneficial owners of all of the shares of Company Common Stock, free and clear of any liens, encumbrances, pledges, security interests, voting agreements or claims of any nature whatsoever.

     2.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own any shares of stock, or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

     2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including but not limited to the approval by all of the Shareholders without any dissenting votes. This Agreement has been duly executed and delivered by the Company and the Shareholders and constitutes the valid and binding obligation of the Company and the Shareholders. The execution and delivery of this Agreement by the Company and the Shareholders do not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Shareholders or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), or other person or entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Articles of Merger with the Secretary of State of Colorado.

     2.5  COMPANY FINANCIAL STATEMENTS.

          (a) Schedule 2.5(a) sets forth (i) the Company's audited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal year ended August 31, 1995, (ii) the Company's compiled financial statements as of and for the fiscal years ended August 31, 1994 and 1993 (which have not been audited), and (iii) the Company's unaudited financial statements for the seven months ended March 31, 1996 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and, except as set forth in
Schedule 2.5(a), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited Financial Statements do not contain the notes necessary to be in accordance with generally accepted accounting principles). The Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The unaudited balance sheet of the Company as of March 31, 1996 is hereinafter referred to as the "Company Balance Sheet."

          (b) The financial projections regarding the business of the Company for the fiscal years ended August 31, 1996, 1997 and 1998 attached as Appendix C to the Company's Winter 1996

Business Plan (the "Projections"), a true, correct and complete copy of which has been provided to Parent, have been prepared by the Company and were prepared in good faith, based on reasonable assumptions, although no assurances are given that the Company will achieve the results projected therein.

     2.6 NO UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, except:
(i) liabilities reflected in the Company Balance Sheet, (ii) liabilities specifically described in the Company Schedules or (iii) liabilities not exceeding $10,000 in the aggregate incurred in the ordinary course of business since the date of the Company Balance Sheet.

     2.7 NO CHANGES. Except as set forth in Schedule 2.7, since the date of the Company Balance Sheet there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date;

          (b) capital expenditure by the Company, either individually or in the aggregate, exceeding $5,000;

          (c) destruction, damage to, or loss of any assets (including without limitation intangible assets) of the Company (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Company;

          (f) declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares;

          (g) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (h) acquisition, sale or transfer of any asset of the Company except in the ordinary course of business;

          (i) formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which the Company is a party;

          (j) loan by the Company to any person or entity, or guaranty by the Company of any loan;

          (k) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (l) the commencement or notice of, to the knowledge of the Company and the Shareholders, threat of commencement of any governmental proceeding against or investigation of the Company or its affairs;

          (m) other event or condition of any character relating to the Company or the Company's business that has or that could be reasonably expected to have a Material Adverse Effect on the Company;

          (n) issuance, sale or redemption by the Company of any of its shares or of any other of its securities;

          (o)  change in pricing or royalties set or charged by the Company;
or

          (p) negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with Parent and its representatives or any other person regarding the transactions contemplated by this Agreement).

     2.8  TAX AND OTHER RETURNS AND REPORTS.

          (a) TAX RETURNS AND AUDITS. Except as set forth in Schedule 2.8, the Company has accurately prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to the Company, its assets, or its operations and such Returns are true and correct and have been completed in accordance with applicable law. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts. Except as set forth in Schedule 2.8, the Company has paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes it is required to withhold. The accruals for Taxes on the books and records of the

Company are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. The Company is not delinquent in the payment of any Tax nor, except as set forth in Schedule 2.8, is there any Tax deficiency outstanding, proposed or assessed against the Company nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Except as set forth in Schedule 2.8, the audits of each Return that has been audited by the relevant authorities or for which the statute of limitations has been waived or extended with respect to each Return has been closed and the Company has not received any written or oral notification that an audit or other examination of any Return of the Company is presently in progress. All such returns that have been audited or for which the statute of limitations has been waived are listed on Schedule 2.8. Except as set forth in Schedule 2.8, the Company does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and the Company does not have any knowledge of any basis for the assertion of any such liability attributable to the Company or its assets or operations. The Company is not (nor has it ever been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. There are (and as of immediately following the Closing there will be) no liens on the assets of the Company relating to or attributable to Taxes, except for liens for Taxes not yet due and payable. Neither the Company nor any of the Shareholders has knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of the Company. The Company has not filed any consents under Section 341(f) of the Code. None of the assets of the Company are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

          (b) NO PENALTY. The Company is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Return, report or declaration required to be filed with, any Governmental Entity to which it is subject.

     2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement binding upon, or, judgment, injunction, order or decree entered against, the Company under which the Company is prohibited from conducting or engaging in any line of business.

     2.10 TITLE OF PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES CONDITION OF EQUIPMENT.

          (a) The Company owns no real property. Schedule 2.10(a) sets forth a true and complete list of all real property leased by the Company and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to the Company and, to the knowledge of the Company, any other parties to such leases, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Except as set forth in Schedule 2.10(b), the Company holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances.

          (c) The equipment (the "Equipment") owned or leased by the Company is listed in Schedule 2.10(c), except individual pieces of equipment owned by the Company with an individual value of less than $5,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, reasonable wear and tear excepted and (v) not obsolete, dangerous or in need of renewal or replacement.

     2.11 INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding Commercial Software Rights (as defined in Section 2.11(b) below)) that are used or currently proposed by the Company to be used in the business of the Company as currently conducted or as currently proposed to be conducted by the Company (the "Company Intellectual Property Rights"). Schedule 2.11(a), sets forth a complete list of all patents, patent applications, registered trademarks, material unregistered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights; (b) specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and a listing of which, if any, of such software products that have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered; and (c) as to each such Company Intellectual Property Right, specifies whether it is owned by the Company or licensed to the Company by another person and in the cases of any license sets forth the licensor, and the term of such license. Schedule 2.11(a) also sets forth a complete list of all licenses, sublicenses and other agreements pursuant to which the Company has licensed any other person to use any Company Intellectual Property Right or other trade secret material to the Company, and includes the identity of such licensees, provided, however, that standard end user licenses (i.e., those licenses granted pursuant to the form clearly marked as the Company's "standard" form and delivered to the Parent by the Company) to object code versions of the Company's software ("End-User Licenses") need not be listed. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 2.11(a). The Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances other than End User Licenses), those Company Intellectual Property Rights which the Company purports to own, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which such Company Intellectual Property Rights are being used. With respect to Company Intellectual Property Rights licensed to the Company, the Company has sufficient rights under the license agreements relating thereto to enable the Company to use such Company Intellectual Property Rights in its business as currently conducted and as proposed to be conducted without payment of royalties or other compensation to the licensor thereof, except as set forth on Schedule 2.11(a). No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company and the Shareholders, are threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as, now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed by the Company to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. Except as set forth on Schedule 2.11(a), all registered and material unregistered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company and the Shareholders, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. The Company has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any knowledge of any such charge or claim and there is not any infringement liability with respect to, or infringement or violation by, the Company of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another. No Company Intellectual Property Right or product of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. There is no outstanding order, judgment, decree or stipulation on the Company, and the Company is not party to any agreement, restricting in any manner the licensing of the Company's products by the Company. Except as otherwise set forth in Schedule 2.11(a), the Company has not entered into any agreement to indemnify any person against any charge of infringement of any Company Intellectual Property Right.

          (b) "Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company pursuant to end-user licenses and which are used in the Company's business but are in no way a component of or incorporated in any of the Company's products and related trademarks, technology and know-how. To the best knowledge of the Company and the Shareholders, the Company has not breached or violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights and has a valid right to use such Commercial Software Rights under such license and agreements. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company and the Shareholders, are threatened by any person against the Company. To the knowledge of the Company and the Shareholders, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by the Company or any employee or former employee of the Company during the period of their employment.

     2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.  Other than those listed in
Schedule 2.12, the Company does not have, is not a party to nor is it bound by:

          (a)  any collective bargaining agreements,

          (b) any agreements that contain any unpaid severance liabilities or obligations,

          (c) any bonus, deferred compensation, incentive compensation, option pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

          (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Company on thirty days notice without liability,

          (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan,

          (f) any insurance policy, fidelity or surety bond or completion bond not listed in Schedule 2.21,

          (g) any lease of personal property having a value individually in excess of $5,000,

          (h)  any agreement of indemnification or guaranty,

          (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person,

          (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $ 5,000,

          (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

          (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

          (m) any purchase order or contract for the purchase of raw materials or acquisition of assets or services involving $5,000 or more in any single instance or $25,000 in the aggregate,

          (n)  any construction contracts,

          (o) any distribution, joint marketing, development or licensing agreement,

          (p) any other agreement, contract or commitment which involves $5,000 or more and is not cancelable without penalty within thirty (30) days,

          (q) any agreement or commitment obligating the Company to deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service,

          (r) any joint venture, partnership or other cooperative arrangement or agreement involving a sharing of profits or losses, or

          (s) any agreement which is otherwise material to the Company's business.

     The Company has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including but not limited to, those set forth in Schedule 2.12 or any of the Company Schedules) in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment, whether required to be set forth in
Schedule 2.12 or any of the Company Schedules, or not, is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder by any party thereto. The Company is not bound by any material contract, agreement, license, lease or other, a copy of which has not been previously provided to Parent. The Company after making an inquiry of all of its officers, directors, shareholders and appropriate employees does not have any reason to expect that any change may occur in the relationships of the Company with its suppliers or customers, which change would be materially adverse to the Company. No supplier of or customer of the Company has indicated within the past year that it will stop, or decrease the rate of supplying or purchasing materials, products, or services to or from the Company, whether as a result of the Merger or otherwise. Except as listed on Schedule 2.4, no consents, waivers or approvals under any of the Company's agreements, contracts, licenses or leases are necessary in order to preserve the benefits thereunder for the Surviving Corporation or otherwise to avoid any breach, default or right of termination or other right as a result of the Merger.

     2.13 INTERESTED PARTY TRANSACTIONS. No officer, director or shareholder of the Company (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnished or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, the Company, any goods or services, or (iii) a beneficial interest in any contract or agreement required to be set forth in Schedule 2.12; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

     2.14 GOVERNMENTAL AUTHORIZATION. Schedule 2.14 accurately lists each material federal, state county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called the "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all the authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties.

     2.15 LITIGATION. Schedule 2.15 attached hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to the knowledge of the Company and Shareholders, threatened or which the Company expects will ultimately be threatened or commenced. None of such suits, actions, proceedings, investigations or claim seek to prevent the consummation of the Merger. There is no judgment, decree or order enjoining the Company in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of the Company. Schedule 2.15 also lists all suits and legal actions initiated by the Company which are still pending or which have been concluded in the last two years.

     2.16 ACCOUNTS RECEIVABLE. All receivables of the Company arose in the ordinary course of business at the aggregate amounts thereof, are collectible (except to the extent reserved against as reflected in the Company's Financial Statements) and are carried at values determined in accordance with generally accepted accounting principles consistently applied. To the knowledge of the Company and the Shareholders, none of the receivables of the Company is subject to any claim of offset, recoupment, set off or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No receivables are contingent upon the performance by the Company of any obligation or contract except for the Company's maintenance obligations under its maintenance agreements (although no customer has claimed that the Company has failed to perform its maintenance obligations). No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

     2.17 MINUTE BOOK AND STOCK RECORDS. The minute books of the Company made available to counsel for Parent contain accurate minutes of all meetings of directors and shareholders (or consents in lieu of such meetings) since the time of incorporation of the Company, and describe all transactions referred to in such minutes accurately in all material respects. The stock records of the Company made available to counsel for the Parent contain an accurate record of all stock issuances and stock transfers of the Company Common Stock.

     2.18 ENVIRONMENTAL AND OSHA.

          (a) The Company has complied with all laws (including rules and regulations thereunder) of federal, state and local Governmental Entities concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

          (b) The Company has no obligation to take remedial action with respect to any conditions nor does the Company have any liability, and there is no basis related to the Company's past or present operations, for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand giving rise to any liability or obligation to take any remedial action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state or local Governmental Entity, concerning the release or the threatened release of hazardous substances, public health and safety, pollution or protection of the environment.

          (c) The Company has no liability relating to, and it has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Company, giving rise to any liability for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

          (d) The Company has no liability for, and there is no basis for, any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any liability under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state or local Governmental Entity concerning employee health and safety.

          (e) The Company has no liability relating to, and the Company has not exposed any of the Company's employees to any substances or conditions that could form the basis for, any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand

(under the common law or pursuant to statute) against the Company giving rise to liability for any illness of or personal injury to any employee.

          (f) The Company has been in compliance with all the terms and conditions of all permits, licenses, and other authorizations of Governmental Entities which are required under, and have complied with all other requirements and prohibitions which are contained in federal, state and local laws (including rules, regulations and codes thereunder) relating to public health and safety, worker health and safety, and/or pollution or the protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the air, surface water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          (g) All properties and equipment used by the Company are free of asbestos, PCB's and other Extremely Hazardous Substances (as defined in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended). No pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Company has ever owned, or that the Company now leases or has ever leased.

     2.19 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders, fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.20 LABOR MATTERS. The Company is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has not received any notice from any Governmental Entity, and to the knowledge of the Company and the Shareholders, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company, and there is neither pending nor, to the knowledge of the Company and the Shareholders, threatened any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations or practices. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has complied in all material respects with all applicable health care benefit continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no obligations with respect to any former employees or qualifying beneficiaries thereunder. Schedule 2.20 lists all current employees of the Company and their current salary and vacation accruals.

     2.21 INSURANCE. Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software, errors and omissions, employees, officers and directors of the Company as well as all claims made under any insurance policy by the Company since December 31, 1992 (other than claims under the Company's medical and dental insurance plans). There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company has provided Parent with copies of all such insurance policies and fidelity bonds and all claims made by the Company under its insurance policies (other than claims under the Company's medical and dental plans of less than $5,000 per claimant per year). All premiums payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company. Neither the Company nor the Shareholders knows of any threatened termination of or material premium increase with respect to any of such policies. The Company has never been denied insurance coverage nor has any insurance policy of the Company ever been canceled for any reason.

     2.22 INVENTORY. The inventory appearing on the Financial Statements, or thereafter acquired or produced, conforms in all respects with the Company's applicable specifications and warranties and have been produced in compliance with the Company's quality control procedures and consist only of items of a quality and quantity useable or saleable by the Company in the ordinary course of business. All such inventory is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged or defective in any amount. Such inventory is owned by the Company and is not subject to any liens, charges, pledges, security interests or other encumbrances.

     2.23 COMPLIANCE WITH LAWS.

          (a) The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against alleging any failure to comply with any such law or regulation.

          (b) The Company has not violated in any respect, or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Commission Act, each as amended.

          (c) The Company has not, and to the knowledge of Sundquist, none of the officers, directors, shareholders or employees of the Company have, on behalf of the Company:

          (i) made or agreed to make any contribution, payment or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state or local jurisdiction; or

          (ii) established or maintained any unrecorded fund or asset for any purpose, or intentionally made any false or inaccurate entries on any of its books and/or records; or

          (iii)made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state or local public office; or

          (iv) been involved in the disbursement or receipt of funds outside of the normal internal control systems of accountability or been involved in the improper or inaccurate recording of material payments, disbursements or receipts.

     2.24 PRODUCT WARRANTY. All products, and the delivery thereof, manufactured or sold by the Company have been in conformity with all applicable contractual commitments and all expressed or implied warranties and no liability (in excess of $25,000 for the 12-month period from and after the Closing Date) exists or will arise for replacement, or as damaged, in connection with such sales or deliveries. Schedule 2.24 provides an accurate and complete summary of all standard written warranties, warranty policies, service and maintenance agreements of the Company. No products sold, delivered or leased by the Company are now subject to any guarantee, warranty, claim for product liability, or patent or other indemnity, other than those products sold, delivered or leased in accordance with the standard terms and conditions for sale or lease by the Company. Schedule 2.24 provides an accurate and complete summary of all service or maintenance agreements under which the Company is currently obligated, including the terms of such agreement and any amounts paid or payable thereunder.

     2.25 FIRPTA. The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

     2.26 EMPLOYEE BENEFIT PLANS.

          (a) Schedule 2.26 lists all employee benefit plans (as defined in Section 3(3)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company (together, the "Employee Plans"), and a copy of each such Employee Plan has been provided to Parent.

          (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; (ii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants-or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;
(iii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and (iv) no Employee Plan is or within the prior six
(6) years has been subject to, and the Company has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code and (v) nothing in any Employee Plan precludes or interferes with Parent's ability to cause the Company to terminate (or consolidate, at Parent's option) any Employee Plan after the Closing, provided that (A) the Employee Plans may be terminated prospectively only, subject to rights accrued by the Company's employees at the time of such termination and (B) not more than sixty days notice may be required to terminate certain Employee Plans.

          (c) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:
(i) any act or omission by the Company constituting a violation of Section
402 or 403 or, to the knowledge of the Company, Section 404 or 405 of ERISA;
(ii) to the knowledge of the Company, any act or omission by the Company which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by
Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or omission by the Company constituting a violation of Section 503 or 511 or, to the knowledge of the Company, Section 510 of ERISA; or (iv) any act or omission by the Company which could give rise to liability under Section 502 of ERISA or under Sections 4979 or 4975 through 4980 of the Code or any other provisions of ERISA or the Code.

          (d) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Company or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the Company Financial Statements for the most recently ended fiscal year. All accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently ended fiscal year.

          (e) The Company has made available to Parent complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

     2.27 PRODUCT LIABILITY. The Company has no current liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company. Any such claims would be fully covered to the extent of the dollar limitations of the Company's product liability insurance. There are no recalls, threatened or pending and no federal investigative reports have been filed or were required to have been filed with respect to any of the Company's products.

     2.28 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company and the Shareholders in this Agreement, nor any statement made in any Schedule, Exhibit or certificate furnished by the Company pursuant to this Agreement, when read in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No warranty or representation shall be deemed to have been made by the Company and/or the Shareholders except for the warranties and representations set forth in this Agreement, the exhibits, schedules and certificates delivered pursuant thereto.

     2.29 INVESTMENT REPRESENTATIONS.

     Each Shareholder hereby severally (and not jointly) represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date as set forth below:

          (a) INVESTMENT INTENT. The Shareholder is acquiring shares of Parent Common Stock for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), covering the such shares, or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the shares of Parent Common Stock, the Shareholder is not offering or selling, and will not offer or sell, for Parent in connection with a distribution of Parent Common Stock and does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

          (b) DISCLOSURE OF INFORMATION. The Shareholder acknowledges that he or his representatives have been furnished with substantially the same kind of information regarding

Parent and its business, assets, results of operation, and financial condition as would be contained in a registration statement prepared in connection with a public sale of Parent Common Stock.

          (c) INVESTMENT EXPERIENCE. The Shareholder acknowledges that he is able to fend for himself, can bear the economic risk of his investment in shares of Parent Common Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in shares of Parent Common Stock.

          (d) RESTRICTED SECURITIES. The Shareholder understands that the shares of Parent Common Stock acquired by him in the Merger are expected to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and, accordingly, will not have been registered pursuant to the Securities Act or any applicable state securities laws, will be characterized as "restricted securities" under federal securities laws, and that, under such laws and applicable regulations, cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the Shareholder represents that he is familiar with Rules 144 and 145 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with such shares.

          (e) LEGEND. It is agreed and understood by the Shareholder that the certificates representing shares of Parent Common Stock acquired by him in the Merger shall each conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          (f) ACCESS TO INFORMATION. The Shareholder hereby acknowledges that Parent has not made any representations or warranties to him with respect to the value of the Parent Common Stock, and the actual value of the Parent Common Stock may be more or less than the value of the shares of Company Common Stock being converted in the Merger. The Shareholder has had an opportunity to review all such information about Parent as he desires and he has been given an opportunity to ask questions and receive answers about Parent. The Shareholder has been represented by an attorney of his choice or has waived his right to do so, and he has had an opportunity to review and discuss this Agreement with an attorney. The Shareholder understands the contents and effect of this Agreement and he has signed this Agreement and any documents executed in connection therewith to which he is a party, as his own free act.

          (g) REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS RELATED TO TAX EFFECTS OF THE MERGER.

          (i) The Shareholder is the beneficial owner of all of the shares of the Company Common Stock held of record by him and did not acquire any of the Company Common Stock in contemplation of the Merger.

          (ii) The Shareholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock (or other securities of the Company) in contemplation of the Merger.

          (iii) The Shareholder has no plan or intention (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of the Shareholder's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than 50% of the shares of Parent Common Stock to be received by the Shareholder in the Merger.

          (iv) The Shareholder is not aware of, or participating in, any Plan on the part of the shareholders of Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger;

          (h) RELIANCE. The Shareholder acknowledges and understands that the representations and warranties of the Shareholder contained in this
Section 2.29 and the covenants by Shareholder set forth in Section 5.8 will be relied upon by Parent and the Company and that substantial losses and damages may be incurred by these persons if the Shareholder's representations, warranties or covenants are breached. The Shareholder has carefully read this Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.


                                  ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub each jointly and severally represents and warrants to the Company as of the date hereof and as of the Closing Date as set forth below, subject only to the exceptions specifically disclosed in the schedules supplied and certified by Parent to the Company (the "Parent Schedules").

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub taken as a whole. Parent has made available a true and correct copy of the Articles of Incorporation and Bylaws of each of Parent and Merger Sub, as amended to date, to counsel for the Company.

     3.2  CAPITAL STRUCTURE.

          (a) The authorized stock of Parent consists of 40,000,000 shares of Common Stock, par value $0.01 per share, of which 7,552,120 shares were issued and outstanding as of April 30, 1996, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, 1,000 shares of which as of the date hereof are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved 250,000 shares of Parent Common Stock issuable pursuant to the AMX Corporation 1996 Employee Stock Purchase Plan, 250,000 shares of Parent Common Stock issuable pursuant to the AMX Corporation 1995 Director Stock Option Plan, 1,000,000 shares of Parent Common Stock issuable pursuant to the AMX Corporation 1995 Stock Option Plan, and 1,231,544 shares of Parent Common Stock issuable pursuant to the AMX Corporation 1993 Stock Option Plan.
Except as set forth in the preceding sentence, Parent has not reserved any shares of its capital stock for future issuance.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

     3.3 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Parent and Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than any such violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby or which have been consented to or waived on or prior to the Closing Date (including the consents referred to in Section 6.2(f)). No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for
(i) the filing of the Articles of Merger with the Secretary of State of Colorado
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

     3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company a true and complete copy of its Form 10-Q for the quarter ended December 31, 1995 and a copy of its Prospectus dated November 15, 1995 which was included in a Registration Statement on Form S-1 (collectively, the "SEC Documents"), which Parent filed under the federal securities laws with the SEC. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

     3.5 BROKERS AND FINDERS' FEES. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

     3.6 OWNERSHIP OF COMPANY COMMON STOCK. As of the date of execution of this Agreement, Parent does not own any shares of Company Common Stock.

     3.7 LITIGATION. Except as set forth in the Company's SEC Documents, there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against Parent pending or, to Parent's knowledge, threatened, which (i) if determined adversely to

Parent, could be expected to result in a material adverse effect on the financial condition or results of operations of Parent, or (ii) seek to prevent the consummation of the Merger.

     3.8 COMPLIANCE WITH LAWS. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any material federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

     3.9 AVAILABILITY OF FORM S-3. No event has occurred as of the Effective Time that would make Parent ineligible to register shares of Parent Common Stock on Form S-3, as provided in Section 5.1 below.

     3.10 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent in this Agreement nor any statement made in any Schedule, Exhibit, SEC Document or certificate furnished by Parent pursuant to this Agreement, when read in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No warranty or representation shall be deemed to have been made by Parent except for the warranties and representations set forth in this Agreement, the exhibits, schedules and certificates delivered pursuant thereto and the disclosures set forth in the SEC Documents.


                                    ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company, and any event which could have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement or set forth in Schedule 4.1, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction (i) to be performed over a period longer than six months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $5,000;

          (b)  Grant any severance or termination pay (i) to any director or
(ii) to any employee, except payments made pursuant to written agreements outstanding on the date hereof; or

          (c) Except for licenses granted to end-users pursuant to the Company's standard license agreements as disclosed on Schedule 2.11(a), transfer to any person or entity any rights to the Company Intellectual Property Rights;

          (d) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of the Company;

          (e) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in the Company Schedules;

          (f)  Commence any litigation;

          (g) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (h) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (i) Except as provided in the Articles of Merger, cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or 'in the aggregate, to the business of the Company;

          (k) Sell, lease, license or otherwise dispose of any of its properties or assets which are material individually or in the aggregate, to the business of the Company, except in the ordinary course of business;

          (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (o) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case (or $25,000 in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements:

          (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any action which would make any of the representations or warranties or covenants of the Company contained in this Agreement materially untrue or incorrect.

     4.2 NO SOLICITATION. Prior to the Effective Time, neither the Shareholders nor the Company will (nor will the Company permit any of the Company's officers, directors, shareholders affiliated with any officer or director or the Company's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees:

          (a) solicit, encourage, initiate, accept or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise, or agree to any such offer or proposal,

          (b) except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning the Company's business and properties or afford to any person or entity access to its properties, books or records, or

          (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets or agree to any such proposal, other than selling its products and licensing of software in the ordinary course of business.

     In the event the Company shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, such party shall immediately inform Parent as to any such offer or proposal and will cooperate with Parent by furnishing any information it may reasonably request.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

     5.1 REGISTRATION STATEMENT. Within 30 days following the first date on which Parent becomes eligible to register securities on Form S-3 under the Securities Act, Parent shall use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement on Form S-3 (the "Registration Statement") covering the resale of all of the shares of the Parent Common Stock issued pursuant to the Merger (or such lesser number of shares as any Shareholder may request with respect to the shares of Parent Common Stock issued to him), other than the Holdback Shares (as defined below) issued to Sundquist pursuant to the Merger. The Company agrees to keep the Registration Statement effective for up to forty-five (45) days after its effective date. In addition, subject to the rights of the holders of Parent Common Stock as set forth in the Investor Registration Rights Agreement and the rights of Parent with respect to the Holdback Shares, the Shareholders shall be granted "piggy-back" registration rights allowing them to have their shares included in other registration statements filed by the Company, except for those filed on forms which do not include substantially the same information as would be required to be included in a registration statement covering the sale of their shares of the Parent Common Stock or a registration statement relating solely to shares to be sold in a transaction under Rule 145 of the Securities Act. The rights and obligations of the Parent and the Shareholders in respect of the Registration Statement and the grant of "piggy-back" registration rights shall be as set forth in an agreement substantially in the form of Exhibit 5.1 attached hereto (the "Registration Rights Agreement") and, in the event of a conflict between this Agreement and the Registration Rights Agreement, the terms of the Registration Rights Agreement shall control. Parent will use its commercially reasonable efforts to avoid any event that would make Parent ineligible to register securities on Form S-3, as contemplated by this
Section 5.1 and the Registration Rights Agreement.

     5.2 SHAREHOLDER CONSENT. The Company and the Shareholders shall promptly after the date hereof take all action necessary in accordance with the laws of the State of Colorado and the Company's Articles of Incorporation and Bylaws to obtain unanimous written consent of the shareholders of the Company. The Shareholders agree to consent to the transactions contemplated hereto and to sign all consents and other documents reasonably requested by Parent or the Company to evidence such consent. Parent agrees to consent to this Agreement and the transactions contemplated hereby in Parent's capacity as the sole shareholder of Merger Sub.

     5.3 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b)

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

all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

     5.4 CONFIDENTIALITY. From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties hereto contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents or advisors, except such information as is or becomes (a) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality or secrecy; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (c) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

     5.5 EXPENSES. Whether or not the Merger is consummated, all expenses incurred in connection with the Merger and this Agreement ("Expenses") shall be the obligation of the party incurring such expenses; provided, however, that if the Merger shall be consummated, the Company shall only be responsible for Expenses incurred by it up to a maximum aggregate amount of $20,000, and any amount of Expenses incurred by the Company in excess of such amount shall be borne by the Shareholders.

     5.6 PUBLIC DISCLOSURE. Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. Notwithstanding the above, the Parent may make such public disclosures without the consent of the Company to the extent reasonably necessary as determined by Parent. The Parent and the Company have each approved the press release issued publicly on March 18, 1996 by the Parent and issued on March 18, 1996 by the Company to its representatives and dealers.

     5.7 CONSENTS. The Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger; all of such consents and approvals are set forth in Schedule 2.4.

     5.8 COMPLIANCE WITH RULE 144 AND THE SECURITIES ACT. Each Shareholder has been advised that (a) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and, consequently, such shares will be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will be subject to the restrictions set forth in Rule 144 of the Securities Act unless otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, and
(b) such Shareholder may be deemed to be an affiliate of Company and/or Parent for purposes of Rules 144 and 145 of the Securities Act. Each Shareholder accordingly agrees not to sell transfer or otherwise dispose of unregistered Parent Common Stock issued to such Shareholder in the Merger unless (a) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 promulgated under the Securities Act, or
(b) such Shareholder delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. Parent will give stop transfer instructions to its transfer agent with respect to the Parent Common Stock received by each Shareholder pursuant to the Merger, and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, the legend described in Section 2.29(e). The legend set forth in Section 2.29(e) shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent if any such Shareholder sells shares pursuant to an effective registration statement under the Securities Act or delivers to Parent (a) satisfactory written evidence that such shares have been sold in compliance with Rule 144 (in which case, the substitute certificate will be issued in the name of the transferee), or (b) an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that public sale of such shares by the holder thereof is no longer subject to Rule 144.

     5.9 LEGAL REQUIREMENTS. Each of Parent, Merger Sub, the Company and the Shareholders will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.10 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the federal securities laws and with the securities and blue sky laws of all other jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto (such determination shall be made based on the shareholder and optionee addresses furnished to Parent by the Company). The Company shall use its best efforts to assist Parent as may be necessary to comply with the federal securities laws and with the securities and blue sky laws of all other jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.11 BEST EFFORTS, ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.12 COVENANTS NOT TO COMPETE. Each Shareholder (other than Heiskell) recognizes that his willingness to enter into the restrictive covenants contained in this Section 5.12 is a critical condition precedent in Parent's willingness to enter into and perform under this Agreement. In addition, each Shareholder (other than Heiskell) acknowledges that pursuant to this Agreement, Parent is issuing shares of Parent Common Stock to such Shareholder with a not insubstantial fair market value, and that giving effect to the restrictions contained in this Section 5.12 will not materially or unreasonably interfere with such Shareholder's ability to earn a living. Accordingly, each Shareholder (other than Heiskell) agrees that, except as set forth below, during the Non-Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, distributor, dealer, representative, shareholder or otherwise, engage or have a financial interest in any business located anywhere in the Restricted Area (as herein defined) which competes with the Business (as defined herein) of the Parent, the Company or with any affiliate of Parent or the Company (excepting only the ownership of not more than 5.0% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). For purposes of this Section 5.12, "Business" shall mean the manufacture, production, marketing, designing, distributing, selling, or installing of hardware and/or software for control systems for (i) audio/visual equipment or devices, (ii) home security equipment or devices, (iii) heating and air conditioning equipment or devices, or (iv) lighting equipment or devices, to be installed in homes, apartments, condominiums, town houses, mobile homes, buses, hotel rooms, or other permanent or temporary living environments. "Restricted Area" means the United States of America. Notwithstanding the above, the parties hereto hereby agree that this provision shall not preclude (i) Daniels from continuing his business of installing and selling to end-users electronic equipment and operating software as a dealer for the Parent and (ii) Sundquist, Daniels and Munroe from continuing to serve as Beta Test sites for products of the Company. The "Non-Competition Period" is the period commencing on the date hereof and ending three (3) years after the Closing Date. Each Shareholder (other than Heiskell) further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, (i) solicit or otherwise contact or accept an order from any of Parent's or the Company's customers, distributors, dealers or representatives as shown by Parent's records and the Company's records, that were customers, distributors, dealers or representatives of Parent or the Company at any time during the Non-Competition Period or during the two years immediately preceding the Effective Time if such solicitation, contact or orders are for the specific purpose of selling products or services that compete with the Business as it existed during the Non-Competition Period or the two years immediately preceding the Effective Time or (ii) solicit for employment or employ or otherwise contract with any person employed by Parent or the Company during Non-Competition Period or during the twelve (12) month period immediately preceding the Effective Time. If a court determines that the foregoing restrictions are too broad or otherwise too restrictive under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. Each Shareholder (other than Heiskell) expressly agrees that breach of the foregoing would result in irreparable injuries to Parent and the Company, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, Parent and/or the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to Parent and/or the Company. Heiskell hereby confirms that he is still subject to, and that nothing herein will limit, the non-competition restrictions and other applicable restrictions set forth in the Del Mar License Agreement.

     5.13 SUNDQUIST SEVERANCE AGREEMENT. Contemporaneous with the execution of this Agreement, the Company and John Sundquist are entering into an severance agreement, a copy of which is attached as Exhibit 5.13 hereto, which shall become effective as of the Effective Time (the "Sundquist Severance Agreement").

     5.14 NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock registered under the Securities Act pursuant to the Registration Rights Agreement and to provide any notices to, and make any other filings with, the NASD that are required in connection with the Merger.

     5.15 SHAREHOLDER PERSONAL GUARANTEES; SHAREHOLDER NOTES.

          (a) Parent acknowledges that it has been advised that Sundquist and his spouse, Sandra P. Sundquist, have personally guaranteed the Company's obligations under (i) the Company's line of credit with First National Bank, its bank lender located in Fort Collins, Colorado, (ii) under its lease with Jordan Park Limited Liability Company for its principal place of business, and (iii) under its copier lease agreement with Alco Capital Resource, Inc. Within 30 days after the Closing Date, the Company shall (and Parent shall cause the Company to) use its commercially reasonable efforts to remove the Sundquists from their personal guarantee of those obligations at no cost or expense to the Sundquists. Parent shall, if necessary, execute and deliver any guarantees necessary to substitute itself as guarantor of those obligations in lieu of the Sundquists. The Sundquists shall reasonably cooperate with the Company to remove such guarantees, provided that the Sundquists shall not be required to make any monetary payments that are imposed or demanded as a condition to cancellation of those guarantees.

          (b) Parent acknowledges that it has been advised that the Company is currently in default in its payment of principal and interest under a promissory note dated September 1, 1992 in the aggregate principal amount of $50,000 payable by the Company to a corporation formerly known as Audio Ease, Inc. ("Predecessor") and under a promissory note (both notes are collectively referred to herein as the "Notes") dated December 31, 1992 in the aggregate principal amount of

$102,000 payable by the Company to Easy Acres, Inc., which Notes were executed and delivered in connection with the sale by Predecessor of its business to the Company. Within 30 days after the Closing Date, the Company shall (and Parent shall cause the Company to) make all payments of principal under the Notes that, at the time of payment, are due and payable but not yet paid and shall also pay all accrued but unpaid interest thereon.

                                    ARTICLE 6
                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate and effect this Agreement and the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) NO INJUNCTIONS OR RESTRAINTS; LEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) REGISTRATION RIGHTS. The Registration Rights Agreement shall have been duly executed and delivered by Parent to the Shareholders and shall be in full force and effect.

          (c) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (d) CERTIFICATE OF PARENT. The Company shall have been provided with a certificate executed on behalf of Parent by its President or its Chief Financial Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

          (e) THIRD PARTY CONSENTS FOR PARENT. Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of Parent so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Parent thereunder shall have been obtained, including without limitation any consents or waivers required under (i) the Investor Registration Rights Agreement and (ii) that certain Underwriting Agreement, dated November 15, 1995 (the "Underwriting Agreement"), among Parent and Robertson, Stephens & Company, L.P. and Piper Jaffray Inc., as representatives of the several underwriters listed on Schedule A thereto, relating to Parent's initial public offering.

          (f) LEGAL OPINION. The Company shall have received a legal opinion from Munsch Hardt Kopf Harr & Dinan, P.C., counsel to Parent, substantially in the form of Exhibit 6.1(f) hereto.

          (g) SATISFACTORY FORM OF LEGAL AND TAX MATTERS. The form, scope and substance of all legal and tax matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the Company's counsel and accountants and to the Shareholders and their legal counsel.

          (h) SUNDQUIST SEVERANCE AGREEMENT. The Sundquist Severance Agreement shall have been duly executed and delivered by the Company to John Sundquist and shall be in full force and effect.

          (i) PARENT SHARE PRICE. The Ten-Day Average Price shall be less than or equal to $12.00.

     6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) NO INJUNCTIONS OR RESTRAINTS; LEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) SHAREHOLDER APPROVAL. The Shareholders shall have executed a written consent approving this Agreement, the Merger and the other transactions contemplated hereby.

          (c) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (d) CERTIFICATE OF THE COMPANY. Parent shall have been provided with a certificate executed on behalf of the Company by its President and executed by Sundquist and Heiskell in their individual capacities to the effect that, as of the Effective Time:

               (i) all representations and warranties made by the Company and Sundquist and Heiskell under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company or Sundquist and Heiskell on or before such date have been so performed in all material respects.

          (e) THIRD PARTY CONSENTS OF THE COMPANY. Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of the Company so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, the Company thereunder shall have been obtained.

          (f) THIRD PARTY CONSENTS FOR PARENT. Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of Parent so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Parent thereunder shall have been obtained, including without limitation any consents or waivers required under (i) the Venture Investors Registration Rights Agreement and (ii) the Underwriting Agreement.

          (g) MODIFICATION TO THE DEL MAR LICENSE AGREEMENT. A modification to the Software License Agreement, dated May 31, 1993 (the "Del Mar License Agreement"), between Del Mar Software, Inc. and the Company substantially in the form attached hereto as Exhibit 6.2(g) shall have been duly executed and delivered by Del Mar Software, Inc. and the Company and shall be in full force and effect, and a correct copy thereof shall have been delivered to Parent.

          (h) SATISFACTORY FORM OF LEGAL AND TAX MATTERS. The form, scope and substance of all legal and tax matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Parent's counsel and accountants.

          (i) LEGAL OPINION. Parent shall have received a legal opinion from Michael J. Schneider, P.C., legal counsel to the Company and the Shareholders, in substantially the form of Exhibit 6.2(i) hereto.

          (j) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a Material Adverse Effect on the Company.

          (k) SUNDQUIST SEVERANCE AGREEMENT. The Sundquist Severance Agreement shall have been duly executed and delivered by John Sundquist to the Company and shall be in full force and effect, and a correct copy thereof shall have been delivered to Parent.

          (l) PROPRIETARY INFORMATION AGREEMENT. Each current employee of and each current consultant to the Company shall have executed and delivered to the Company an agreement substantially in the form attached hereto as
Exhibit 6.2(l) containing nondisclosure and inventions assignment/ownership provisions satisfactory to the Parent, and correct copies of all such agreements shall have been delivered to Parent.

          (m) PARENT SHARE PRICE. The Ten-Day Average Price shall be equal to or greater than $7.00.

          (n) BOOK VALUE. The book value of the Company (i.e., the Company's total assets less total liabilities) shall be at least $300,000, as reflected in an unaudited balance sheet of the Company as of March 31, 1996 prepared in accordance with GAAP (except for notes thereto), a copy of which shall be provided to Parent at least seven calendar days prior to the Closing Date.

          (o) CONSENT AND CANCELLATION. Heiskell shall have executed and delivered to Parent and the Company a consent and cancellation substantially in the form attached hereto as Exhibit 6.2(o) pursuant to which, among other things, any options held by Heiskell to acquire shares of Company Common Stock shall be cancelled and of no further force or effect.

          (p) EMPLOYEE RELEASES. Each current employee of the Company shall have executed and delivered to Parent an employee release substantially in the form attached hereto as Exhibit 6.2(p) that shall, among other things, release all claims against the Company, including, but not limited to, those for options, accrued vacation pay and bonuses (other than accrued vacation pay and bonuses to which the employee is entitled at such time, as specified in such employee release), and all such releases shall be in full force and effect.

          (q) TAXES. The Company shall have obtained such evidence as Parent may deem necessary or desirable indicating that all Taxes and assessments imposed by any Taxing authority on the Company or its assets have been paid in full as of the Closing.

          (r) PATENTS. Parent shall have received such evidence as Parent may deem necessary or desirable indicating that the Company owns all right, title and interest in and to United States Patent No. 4,862,159, which relates to a centralized system for selecting and reproducing perceptible programs, and documentation evidencing such ownership shall have been filed with the United States Patent and Trademark Office.

                                    ARTICLE 7
              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; HOLDBACK

     7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION.

          (a) All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until three (3) years following the Effective Time, provided that any representation or warranty relating or pertaining to the Company's Taxes shall terminate upon the expiration of all applicable statutes of limitations relevant to the Company's Taxes or Tax matters. All covenants to be performed after the Effective Time shall continue indefinitely.

          (b) Subject to the limitations set forth in Section 7.3, Sundquist hereby agrees to indemnify Parent (i) against any and all claims, losses, expenses, liabilities or other damages, including reasonable attorneys' fees ("Losses"), that Parent or any of its affiliates has incurred or reasonably anticipates incurring by reason of, arising out of or relating to (A) the breach by the Company or the Shareholders of any representation, warranty, covenant or agreement of the Company or the Shareholders contained herein or
(B) any claim brought by any former employee or consultant to the Company that any such person has any interest, ownership or otherwise, in any Company Intellectual Property Right, but only to the extent such Losses under this clause (i) exceed $50,000 in the aggregate (the "Basket"), (ii) for the amount, if any, by which the book value of the Company (i.e., the Company's total assets less total liabilities) as of March 31, 1996 is less than $300,000 as reflected in unaudited financial statements prepared in accordance with GAAP, which shall be prepared by or on behalf of the Company and approved in writing by Parent, and (iii) against any and all Losses that Parent, the Company or any of their respective affiliates has incurred or reasonably anticipates incurring by reason of, arising out of or relating to
(A) any claims or demands brought by or on behalf of Bernard Lieff or Creative Business Services, Inc. ("CBS") under that certain Seller's Authorization and Exclusive Fee Agreement dated July 21, 1995 (the "Fee Agreement") between Sundquist and CBS (whether or not such potential claim or demand is disclosed in the Company Schedules) or (B) any claims or demands brought by any licensor of Commercial Software Rights that the Company has breached or violated the terms of its license, sublicense or other agreement relating to such Commercial Software Rights (whether or not such breach or violation is disclosed in the Company Schedules). The Company and Parent hereby acknowledge that the Company's indemnification obligations with respect to the potential CBS dispute is a contractual obligation negotiated between the Company and Parent and that the Company is in no way acknowledging (and the existence of such indemnification obligation shall in no way be construed as an admission by the Company as to) any liability to either Bernard Lieff or CBS, whether in contract or in tort.

          (c) Heiskell hereby agrees to indemnify Parent against any and all Losses that Parent or any of its affiliates has incurred or reasonably anticipates incurring by reason of the breach by the Company or the Shareholders of any representation or warranty of the Company or the Shareholders contained in Section 2.11 hereof, but solely to the extent such representations or warranties relate to software or other intellectual property licensed by the Company under the Del Mar License Agreement.

          (d) Heiskell's indemnification obligation under Section 7.1(c) will be both several and joint with Sundquist. Sundquist's indemnification obligation under Section 7.1(b) will be joint with Heiskell with respect to the representations and warranties made under Section 2.11 and will be several with respect to all other representations, warranties, covenants and agreements of the Company or the Shareholders contained herein. Parent will be entitled to seek indemnification for Losses against either Sundquist or Heiskell hereunder (to the extent Sundquist or Heiskell, as the case may be, is liable for such Losses) without first having to seek indemnification against the other.

       7.2  HOLDBACK FOR CLAIMS.

          (a) RECOURSE TO HOLDBACK ACCOUNT. At the Effective Time, twenty percent (20%) of the shares of Parent Common Stock to be issued to Sundquist in the Merger (plus any additional New Shares (as defined below) as may be issued in respect thereof after the Closing) (collectively, the "Holdback Shares"), will be issued in the name of Sundquist and held by Parent to partially secure the indemnification obligations of Sundquist under Section 7.1(b). None of the shares of Parent Common Stock issued to Heiskell in the Merger will be held back to secure Heiskell's indemnification obligations under Section 7.1(c).

          (b) HOLDBACK PERIOD: DISTRIBUTION UPON TERMINATION OF HOLDBACK PERIOD. Subject to the following requirements, the Holdback Shares shall be retained by Parent for a period of one year after the Effective Time (the "Holdback Period"); provided, however, that if prior to the expiration of the Holdback Period Parent, the Company and their respective affiliates, officers, directors, employees, agents and representatives are fully, completely and forever released and discharged in writing by CBS and Bernard Lieff from any and all claims and demands under the Fee Agreement, including without limitation any claims or demands relating to or arising out of the Merger, then upon delivery of such a fully executed release to Parent, one-half of the original Holdback Shares (i.e., 10% of the shares of Parent Common Stock issued to Sundquist in the Merger) will be released from holdback and delivered to Sundquist. Upon the expiration of the Holdback Period, the Company will deliver to Sundquist the remaining Holdback Shares; provided, however, that the number of Holdback Shares with a value (determined as set forth in Section 7.2(e)(ii)) equal to the amount of the Losses or other indemnification obligations as to which the Parent has properly made a claim under Section 7.2(e), shall be retained by Parent until such claims have been resolved. As soon as all such claims have been resolved, Parent shall deliver to Sundquist all Holdback Shares and other property being retained by Parent and not required to satisfy such claims.

          (c) PROTECTION OF HOLDBACK SHARES. The Parent shall hold and safeguard the Holdback Shares during the term of the Holdback Period, shall treat such Holdback Shares as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Holdback Shares only in accordance with the terms hereof.

          (d)  DISTRIBUTIONS; VOTING.

               (i) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Holdback Shares which have not been released to Sundquist shall be added to the Holdback Shares and become a part thereof. New Shares issued in respect of Holdback Shares which have been released shall not be added to the Holdback Shares, but shall be distributed to the holders thereof. When and if cash dividends on Holdback Shares shall be declared and paid, they shall not be added to the Holdback Shares but shall be paid to those on whose behalf such Parent Common Stock is held.

               (ii) Sundquist shall be the record owner of the Holdback Shares and shall have voting rights with respect to the Holdback Shares (including any New Shares that are voting securities) so long as such Holdback Shares are retained by Parent.

          (e)  CLAIM UPON HOLDBACK SHARES.

               (i) Upon notification to Sundquist by Parent at any time on or before the last day of any Holdback Period:

                    (A) that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses in an aggregate stated amount to which Parent is entitled to indemnity pursuant to this Agreement or that the book value of the Company has been determined, in accordance with Section 7.1(b), to have been less than $300,000 as of March 31, 1996, and

                    (B) in the case of Losses, specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation or breach of warranty, if any, or claim to which such item is related; then Parent shall, unless Sundquist objects in accordance with the provisions of Section 7.2(f) hereof, deduct shares of Parent Common Stock having a value equal to such Losses or book value differential from the Holdback Shares; provided, that Parent shall not be entitled to deduct such shares with respect to Losses arising out of a claim against the Company or Parent by a third party until such Losses are actually paid by Parent.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be deducted from the Holdback Shares pursuant to
Section 7.2(e)(i), the shares of Parent Common Stock shall be valued at the Ten-Day Average Price.

               (iii) Sundquist shall have, at his sole election, the option to substitute cash for the Parent Common Stock held in the Holdback Shares in respect of such claims.

               (iv) For purposes of Section 7.2(e)(i)(A), the Parent will not be deemed to have properly accrued or to have reasonably anticipated paying or accruing a Loss arising from a claim against the Parent or the Company by a third party unless, and then only to the extent that, such third party has actually asserted a claim (which claim shall be resolved in the manner set forth in Section 7.2(g)).

          (f) OBJECTIONS TO CLAIMS. At the time of receipt of any notification as set forth in Section 7.2(e)(i), Sundquist shall have a period of thirty (30) days after such delivery to object in a written statement to the claim made in the notification, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30) day period. If Parent does not receive any such objection within such thirty (30) day period, Parent may deduct the shares of Parent Common Stock from the Holdback Shares. Parent shall not be entitled to deduct such shares with respect to Losses arising out of a claim against the Company or Parent by a third party until such Losses are actually paid by Parent. If Parent receives such objection, Parent will not deduct any shares from the Holdback Shares until the matter is resolved pursuant to Section 7.2(g).

          (g)  RESOLUTION OF CONFLICTS; ARBITRATION.

               (i) In case Sundquist shall so object in writing to any claim or claims made in any notification, Sundquist and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Sundquist and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or Sundquist may demand arbitration of the matter, unless (in the case of Losses) the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and Sundquist shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. Each arbitrator shall have at least five years experience arbitrating disputes in the areas of law encompassed by the transactions contemplated by this Agreement. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. Any such award of attorneys fees and costs, but not sanctions, shall be subject to the limitations set forth in
Section 7.3. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such notification shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, Parent shall be entitled to act in accordance with such decision and deduct shares of Parent Common Stock from the Holdback Shares in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitration award shall be based upon applicable law and judicial precedent.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Dallas, Texas under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award Parent less than 60% of the disputed amount plus any amounts not in dispute; otherwise, Sundquist shall be deemed to be the "Non-Prevailing Party." The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (h) THIRD PARTY CLAIMS. In the event a third-party claim is asserted which Parent believes may result in a Loss, Parent shall promptly notify Sundquist of such claim, and Sundquist shall have the right to defend against such claim; provided, however, that if (i) such third party claim is made by a vendor, customer or other person with which the Parent has a business relationship that the Parent deems important to Parent's business or
(ii) the amount of the claim (when added together with all other Losses claimed by the Parent) exceeds by more than 10% the maximum limit of Sundquist's indemnification obligation under Section 7.3 at the time the Parent receives the claim, Parent shall have the right to control and direct the defense of such claim (including any settlement thereof) and Sundquist shall be entitled, at his expense, to participate in any defense of such claim. No settlement of any such claim with third-party claimants by the Parent without Sundquist's consent shall alone be determinative of the validity of any claim by the Parent for indemnification. In the event that Sundquist has consented to any such settlement, Sundquist shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against the Holdback Shares with respect to such settlement.

          (i) NO LIMITATION. The existence of this Section 7.2 and the rights set forth herein are not intended to limit any other claims by Parent for indemnification against Sundquist or Heiskell.

     7.3  ADDITIONAL PROVISIONS RELATING TO INDEMNIFICATION

          (a) In the event that the Parent desires to make a claim for indemnification against Sundquist under Section 7.1(b), Parent must first proceed against the Holdback Shares if the Holdback Period has not terminated pursuant to Section 7.2(b). If the amount of the Losses or the book value differential claimed by Parent under Section 7.1(b) exceeds the value (determined in accordance with Section 7.2(e)(ii)) of the remaining Holdback Shares, Parent may claim indemnification directly from Sundquist, subject to the limitations set forth in this Section 7.3.

          (b) Parent's right to indemnification from Sundquist (including both claims against the Holdback Shares and additional claims contemplated by
Section 7.3(a)) and Heiskell shall in no event, other than for fraud, exceed an amount equal to the Ten-Day Average Price (as adjusted for any stock splits, stock dividend, or reverse stock splits after the Effective Time) multiplied by the total number of shares of Parent Common Stock issued in the name of such Shareholder (as adjusted for any stock splits, stock dividend, or reverse stock splits after the Effective Time).

          (c) In the event that Parent makes a claim for indemnification against Sundquist other than against the Holdback Shares or against Heiskell, Parent and Sundquist or Heiskell, as the case may be, shall follow the procedures set forth in Section 7.2, including Section 7.2(h), to resolve such claims (and, in the case of claims against Heiskell, references to Sundquist in Section 7.2(h) shall be deemed to be references to Heiskell).

          (d) After the Closing, the sole remedy of Parent against Heiskell with respect to any breach or threatened breach by Heiskell of a representation, warranty, covenant or agreement contained herein, whether any such claims are in tort or contract, shall be limited to the enforcement by Parent of Heiskell's indemnification obligations set forth in Article 7 hereof and Parent shall have no other remedy with respect thereto.

     7.4 NO CLAIMS BY SHAREHOLDER AGAINST THE COMPANY. The parties acknowledge that inasmuch as the Company will be a wholly owned subsidiary of Parent after the Effective Time, in the event that the Parent makes a claim for indemnification against Sundquist or Heiskell pursuant to this Article 7, such Shareholder shall have no right to make any claim, cross claim or counter claim against the Company for indemnification, contribution or otherwise.

                               ARTICLE 8
                  TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  by mutual consent of the Company, Parent and the Shareholders;

          (b) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Shareholders and such breach has not been cured within 15 days after notice to the Company;

          (c) by the Company, if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within 15 days after notice to Parent;

          (d) by Parent or the Company if: (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger or (B) render Parent, Merger Sub or the Company unable to consummate the Merger, except for any waiting period provisions; or

          (e) by Parent or the Company if the Merger has not become effective on or prior to June 30, 1996.

     Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors or shareholders, including the Shareholders, except if such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     8.3 AMENDMENT. This Agreement may be amended by the parties, at any time, but only by a written document signed by the Company, Parent and the Shareholders who, immediately prior to the Effective Time, owned a majority of the issued and outstanding shares of the Company Common Stock.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9

                               GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given and received if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               AMX Corporation
               11995 Forestgate Drive
               Dallas, TX 75243
               Attention:  Joe Hardt, President
               Telephone:  (214) 644-3048
               Facsimile:  (214) 907-6234

               with a copy to:

               Munsch Hardt Kopf Harr & Dinan
               4000 Fountain Place
               1445 Ross Avenue
               Dallas, TX 75202-2790
               Attention:  A. Michael Hainsfurther, Esq.
               Telephone:  (214) 855-7500
               Facsimile:  (214) 855-7584

          (b)  if to the Company or to any Shareholder, to:

               SPS International, Inc.,
               doing business as AudioEase
               15350 East Hinsdale Drive
               Englewood, CO 80112
               Attention:  John P. Sundquist, President
               Telephone: (303) 766-9300
               Facsimile: (303) 766-9400

               with a copy to:

               Michael J. Schneider, P.C.
               1888 Sherman Street
               Suite 640
               Denver, CO  80203
               Attention:  Michael J. Schneider, Esq.
               Telephone:  (303) 860-8441
               Facsimile:  (303) 860-8260

     9.2 INTERPRETATION. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 MISCELLANEOUS. This Agreement and the documents and instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof, including the parties' letter of intent with respect to this transaction; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Texas, and further agree that service of documents commencing any suit therein may be made as provided in Section 9.1.

     9.6 ATTORNEYS' FEES. Subject to the provisions of Section 7.2(g)(iii) which shall govern the awarding of attorneys' fees in any arbitration conducted pursuant to Section 7.2(g), if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

     9.7 ARBITRATION. Except as otherwise provided in Article 7, any controversy or claim arising out of or relating to this Agreement or the breach thereof, including the applicability of this Section 9.7, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, except that the arbitration procedures outlined in paragraphs 7.2(g)(ii) and 7.2(g)(iii) shall govern any arbitration proceeding.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 DEFINITIONS. Terms used herein with initial capital letters shall have the respective meanings set forth below:

     "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Articles of Merger" shall have the meaning set forth in Section 1.2.

     "Basket" shall have the meaning set forth in Section 7.1(b).

     "Business" shall have the meaning set forth in Section 2.12.

     "CBCA" shall have the meaning set forth in Section 1.7(a).

     "CBS" shall have the meaning set forth in Section 7.1(b).

     "Closing" shall have the meaning set forth in Section 1.2.

     "Closing Date" shall have the meaning set forth in Section 1.2.

     "COBRA" shall have the meaning set forth in Section 2.20.

     "Code" shall have the meaning set forth in Recital D.

     "Commercial Software Rights" shall have the meaning set forth in Section 2.11(b).

     "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Company Authorizations" shall have the meaning set forth in Section
2.14.

     "Company Balance Sheet" shall have the meaning set forth in Section
2.5(a).

     "Company Common Stock" shall have the meaning set forth in Section 1.6.

     "Company Intellectual Property Rights" shall have the meaning set forth in Section 2.11(a).

     "Company Schedules" shall have the meaning set forth in the introductory paragraph of Section 2.

     "Conversion Ratio" shall have the meaning set forth in Section 1.6(f).

     "Daniels" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Del Mar License Agreement" shall have the meaning set forth in Section 6.2(g).

     "Dissenter" shall have the meaning set forth in Section 1.7(a).

     "Dissenters' Shares" shall have the meaning set forth in Section 1.7(a).

     "Effective Time" shall have the meaning set forth in Section 1.2.

     "Employee Plans" shall have the meaning set forth in Section 2.26(a).

     "End-User Licenses" shall have the meaning set forth in Section 2.11(a).

     "Equipment" shall have the meaning set forth in Section 2.10(c).

     "ERISA" shall have the meaning set forth in Section 2.26(a).

     "ERISA Affiliates" shall have the meaning set forth in Section 2.26(a).

     "Expenses" shall have the meaning set forth in Section 5.5.

     "Fee Agreement" shall have the meaning set forth in Section 7.1(b).

     "Financial Statements" shall have the meaning set forth in Section
2.5(a).

     "GAAP" shall have the meaning set forth in Section 2.5(a).

     "Gleason" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Governmental Entity" shall have the meaning set forth in Section 2.4.

     "Heiskell" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Holdback Period" shall have the meaning set forth in Section 7.2(b).

     "Holdback Shares" shall have the meaning set forth in Section 7.1(a).

     "Investor Registration Rights Agreement" means that certain Registration Rights Agreement dated as of March 30, 1995, among the Parent, the persons set forth in Schedule 1 attached thereto, and certain other parties thereto who are named therein, as amended by that certain First Amendment to Registration Rights Agreement entered into as of September 12, 1995.

     "IRS" shall have the meaning set forth in Section 2.26(b).

     "Losses" shall have the meaning set forth in Section 7.1(b).

     "Material Adverse Effect" shall have the meaning set forth in Section
2.1.

     "Merger" shall have the meaning set forth in Recital A.

     "Merger Consideration" shall have the meaning set forth in Section 1.6.

     "Merger Sub" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Munroe" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "New Shares" shall have the meaning set forth in Section 7.2(d)(i).

     "Non-Competition Period" shall have the meaning set forth in Section
5.12.

     "Notes" shall have the meaning set forth in Section 5.15(b).

     "Parent" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Parent Schedules" shall have the meaning set forth in the introductory paragraph of Section 3.

     "Parent Common Stock" shall have the meaning set forth in Section 1.6.

     "Plan" shall have the meaning set forth in Section 2.29(g)(iii).

     "Predecessor" shall have the meaning set forth in Section 5.15(b).

     "Projections" shall have the meaning set forth in Section 2.5(b).

     "Registration Rights Agreement" shall have the meaning set forth in
Section 5.1.

     "Registration Statement" shall have the meaning set forth in Section 5.1.

     "Restricted Area" shall have the meaning set forth in Section 5.12.

     "Returns" shall have the meaning set forth in Section 2.8(a).

     "Sale" shall have the meaning set forth in Section 2.29(g)(iii).

     "SEC" shall have the meaning set forth in Section 2.29(a).

     "Securities Act" shall have the meaning set forth in Section 2.29(a).

     "SEC Documents" shall have the meaning set forth in Section 3.4.

     "Shareholders" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Sundquist" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Sundquist Severance Agreement" shall have the meaning set forth in
Section 5.13.

     "Surviving Corporation" shall have the meaning set forth in Section 1.1.

     "Tax" or "Taxes" shall have the meaning set forth in Section 2.8(a).

     "Ten-Day Average Price" shall have the meaning set forth in Section 1.6.

     "Underwriting Agreement" shall have the meaning set forth in Section
6.1(e).

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Shareholders have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                       AMX CORPORATION


                                       By:
                                           --------------------------------
                                       Its:
                                           --------------------------------


                                       AMX ACQUISITION CORPORATION


                                       By:
                                           --------------------------------
                                       Its:
                                           --------------------------------


                                       SPS INTERNATIONAL, INC.


                                       By:
                                           --------------------------------
                                       Its:
                                           --------------------------------


                                       ------------------------------------
                                       JOHN P. SUNDQUIST


                                       ------------------------------------
                                       SANDRA P. SUNDQUIST


                                       ------------------------------------
                                       DONALD J. HEISKELL


                                       ------------------------------------
                                       JANICE T. HEISKELL

                                       ------------------------------------
                                       BRUCE R. MUNROE


                                       ------------------------------------
                                       DAVID A. DANIELS


                                       ------------------------------------
                                       THOMAS J. GLEASON